UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2005

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Dale G. Kramer, who has served as Ferro’s Vice President, Performance Chemicals, since 2002, has ceased to serve as an executive officer of the Company and his employment with the Company will end no later than March 31, 2005. In order to assure an orderly transition of Mr. Kramer’s management responsibilities, the Company and Mr. Kramer have entered into a Separation Agreement and Release (the "Separation Agreement") dated November 11, 2005 with an effective date of November 18, 2005.

Under the Separation Agreement, unless he resigns or voluntarily terminates his employment earlier, Mr. Kramer will continue on Ferro’s payroll at his current salary and with his current employee benefits through March 31, 2006, and his employment will terminate on that date. From March 31, 2006, through the earlier of June 30, 2007, or the date on which Mr. Kramer begins employment with another employer, Ferro will pay Mr. Kramer as severance Mr. Kramer’s current base salary of approximately $12,300 per twice-monthly pay period and will continue to provide Mr. Kramer coverage under Ferro’s employee health plans. (If Mr. Kramer resigns or otherwise voluntarily terminates his employment with Ferro before March 31, 2006, then Mr. Kramer will not be eligible for any of the severance pay or benefits provided in the Separation Agreement.)

Mr. Kramer’s bonus for 2005 will be determined in accordance with standard Ferro policy, but Ferro will add to the amount so determined the sum of $6,000. Subject to any insider trading blackouts that may from time to time be in effect, Mr. Kramer will be entitled to exercise any stock options that have vested as of the date his employment terminates provided he carries out such exercise no later than 90 days after Ferro has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. After such 90-day period, Mr. Kramer will not be entitled to exercise any further Ferro stock options. And, Mr. Kramer will not be eligible for any further distributions or payments with respect to Performance Shares awarded him under Ferro’s Performance Share Plan or Long-Term Incentive Compensation Plan.

In the Separation Agreement, Mr. Kramer has agreed to certain non-competition, non-disclosure, and non-disparagement covenants and has agreed to cooperate with the Company in on-going litigation. Mr. Kramer will continue to be entitled to indemnification as provided in the Company’s Code of Regulation. In addition, Mr. Kramer releases Ferro and its employees, officers, directors, parents, subsidiaries, affiliates, agents, representatives, successors, and assigns from any and all claims, demands, actions, causes of action, suits, damages, losses, costs, attorneys’ fees, and/or expenses, known or unknown, which Mr. Kramer has or may claim to have against any of the foregoing arising out of his employment or as a result of the termination of his employment with Ferro.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

November 21, 2005	By:	Hector R. Ortino

Name: Hector R. Ortino
Title: Chairman and Chief Executive Officer

Ferro Corporation

November 21, 2005	By:	Thomas M. Gannon

Name: Thomas M. Gannon
Title: Vice President and Chief Financial Officer